Exhibit 99.1

LOAN AND SECURITY AGREEMENT

by and between

SIEBERT FINANCIAL CORP.,
as Borrower

and

EAST WEST BANK,
as Bank

Dated as of July 22, 2020

i

	6.1	Good Standing and Government Compliance	14
	6.2	Financial Statements, Reports, Certificates	14
	6.3	Taxes	15
	6.4	Insurance	15
	6.5	Financial Covenants	15
	6.6	Creation/Acquisition of Subsidiaries	16
	6.7	Maintenance of Books and Records	16
	6.8	Notices	16
	6.9	Compliance with Laws and Maintenance of Permits	17
	6.10	Inspection and Field Examinations	17
	6.11	Collateral	17
	6.12	Use of Proceeds	18
	6.13	Intellectual Property	18
	6.14	Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control	18
	6.15	Deposit Relationships	18
	6.16	Further Assurances	18
	6.17	Post-Closing Obligation	18
	6.18	Distributions After Default	18

7.	NEGATIVE COVENANTS.		18
	7.1	Transfers	18
	7.2	Change in Name, Location, Executive Office, or Executive Management; Change in
	Business;	Change in Fiscal Year; Change in Control	18
	7.3	Mergers or Acquisitions	19
	7.4	Indebtedness	19
	7.5	Encumbrances	19
	7.6	Distributions	19
	7.7	Investments	19
	7.8	Transactions with Affiliates	19
	7.9	Permitted Insider Debt	19
	7.10	No Investment Company; Margin Regulation	19
	7.11	Use of Proceeds	19
	7.12	ERISA	20

8.	EVENTS OF DEFAULT		20
	8.1	Payment Default	20
	8.2	Covenant Default	20
	8.3	Defective Perfection	20
	8.4	Levy, Seizure or Attachment	20
	8.5	Insolvency	20
	8.6	Other Agreements	20
	8.7	Subordinated Debt	21
	8.8	Judgments	21
	8.9	Misrepresentations	21
	8.10	Material Adverse Effect	21
	8.11	Guaranty	21
	8.12	Change in Control	21
	8.13	SEC, FINRA, Related Fines	21

9.	BANK’S RIGHTS AND REMEDIES.		21
	9.1	Rights and Remedies	21
	9.2	Power of Attorney	22
	9.3	Accounts Collection	23
	9.4	Bank Expenses	23

	9.5	Bank’s Liability for Collateral	23
	9.6	No Obligation to Pursue Others	23
	9.7	Remedies Cumulative	23
	9.8	Demand; Protest	23

10.	NOTICES		23

11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE		24
	11.1	Governing Law and Venue	24
	11.2	JURY TRIAL WAIVER	24
	11.3	JUDICIAL REFERENCE PROVISION	24

12.	GENERAL PROVISIONS		25
	12.1	Successors and Assigns	25
	12.2	Indemnification	25
	12.3	Time of Essence	25
	12.4	Severability of Provisions	25
	12.5	Correction of Loan Documents	25
	12.6	Amendments in Writing, Integration	25
	12.7	Counterparts; Electronic Execution	25
	12.8	Survival	26
	12.9	Confidentiality	26
	12.10	Right of Set Off	26
	12.11	Electronic Execution of Documents	26
	12.12	Captions	26
	12.13	Construction of Agreement	26
	12.14	Relationship	26
	12.15	Third Parties	27
	12.16	Patriot Act	27
	12.17	No Consequential Damages	27

EXHIBITS
A	-	Definitions
B	-	[intentionally omitted]
C D E F	- - - -	Form of Compliance Certificate Form of Loan Advance/Paydown Request and LIBOR Loan Continuation Certificate [intentionally omitted] Form of Term Loan Note

DISCLOSURE SCHEDULES
4.1		Permitted Liens
5.4		Debt
5.6		Affiliates
5.12		ERISA
5.14		Locations
5.15		Commercial Tort Claims
5.20		Transactions with Affiliates
5.21		Trade Names, Assumed Names, Fictitious Names or Division Names in the operation of its business
7.7		Permitted Investments

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of July 22, 2020, is entered into by and between EAST WEST BANK, a California banking corporation (“Bank”) and SIEBERT FINANCIAL CORP., a New York corporation (“Borrower”), with reference to the following facts:
RECITALS
A. Borrower has requested that Bank make term loans (each a “Term Loan” and collectively the “Term Loans”) in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) available to the Borrower for a period of two (2) years after the Closing Date, the proceeds of which Borrower will use to pay a portion of the purchase consideration payable in connection with each Proposed Acquisition; and
B. Bank is willing to provide or make the Term Loans and other financial accommodations to Borrower for such purposes on the terms and subject to the conditions set forth herein.
AGREEMENT
NOW, THEREFORE, the parties hereby agree as follows:
1. DEFINITIONS AND CONSTRUCTION.
1.1 Definitions.  As used in this Agreement, capitalized terms shall have the respective meanings set forth on Exhibit A.  The terms “Account Debtor,” “Chattel Paper,” “Commercial Tort Claims,” “Control,” “Control Agreement,” “Deposit Accounts,” “Documents,” “Electronic Chattel Paper,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Security Certificate,” “Intangible Chattel Paper,” and any other term defined in the UCC and used herein without definition shall have the respective meanings given to such terms in the UCC.
1.2 Accounting Terms.  Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP, and all financial covenant calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.
1.3 Other Definitional Terms; Rules of Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections, subsections, Exhibits, Schedules and the like, are to Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.”  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.
2. TERM LOANS AND TERMS OF PAYMENT.
2.1 Promise to Pay.  Borrower hereby unconditionally promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of the Term Loans made by Bank to Borrower, together with accrued and unpaid interest on the unpaid principal amount of the Term Loans at the rates set forth herein, and all other Obligations owing by Borrower to Bank, in each case as and when due in accordance with the terms hereof.

(a) Availability.  Subject to and upon the terms and conditions of this Agreement, including without limitation the terms and conditions set forth in this Section 2.1, Bank agrees to make Term Loans to Borrower from time to time from the Closing Date through the Commitment Termination Date in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), less the principal amount of the Initial Advance, to fund a portion of the purchase consideration payable by Borrower in connection with a Proposed Acquisition.
(b) Additional Conditions on Term Loans.  In addition to the conditions precedent set forth in Section 3, Bank shall have no obligation to make a requested Term Loan if:
(i) The principal amount of the requested Term Loan would exceed seventy percent (70%) of the purchase consideration payable in connection with the Proposed Acquisition described in the Required Documentation, as determined by Bank;
(ii) After giving effect to the requested Term Loan, the aggregate amount of the outstanding Term Loans would exceed Ten Million Dollars ($10,000,000);
(iii) Except with respect to the Initial Advance, the Required Documentation either (x) has not been delivered to Bank at least fifteen (15) Business Days prior to the date that Borrower requests such Term Loan be funded; or (y) is not in form and substance reasonably satisfactory to Bank;
(iv) Except with respect to the Initial Advance, either (x) true and correct copies of the fully executed Acquisition Documents with respect to the Proposed Acquisition have not been delivered to Bank at least five (5) Business Days prior to the date that Borrower requests such Term Loan be funded, or (y) such Acquisition Documents are not in form and substance reasonably satisfactory to Bank;
(v) Except with respect to the Initial Advance, either (x) a true and correct copy of the fully executed Acquisition Certificate with respect to the Proposed Acquisition has not been delivered to Bank at least one (1) Business Day prior to the date that Borrower requests such Term Loan be funded, or (y) such Acquisition Certificate is not in form and substance reasonably satisfactory to Bank; and
(vi) A Term Loan Note with respect to the requested Term Loan is not duly executed and delivered by Borrower to Bank on or before the date that Borrower requests such Term Loan be funded.
(c) Term Loan Requests in Excess of $5,000,000.  With respect to any requested Term Loan equal to or greater than Five Million Dollars ($5,000,000), and notwithstanding anything to the contrary set forth in this Section 2.1 or any of the Loan Documents, Bank shall have no obligation to make any such Term Loan to Borrower unless the Required Documentation is in form and substance acceptable to Bank in its sole and absolute discretion.  Bank shall notify Borrower of its decision regarding any such requested Term Loan within fourteen (14) days of Borrower’s submission to Bank of all Required Documentation with respect thereto.  Without limiting the foregoing, if either the Acquisition Documents or the Acquisition Certificate delivered to Bank in connection with any such requested Term Loan is not in form and substance acceptable to Bank in its sole and absolute discretion, then Bank shall have no obligation to make any such Term Loan.
(d) Interest. Interest shall accrue on each Term Loan from the date such Term Loan is made at the rate specified in Section 2.2(a) and shall be payable in accordance with Section 2.2(c).
(e) Principal.  The principal amount of each Term Loan shall be repaid in consecutive monthly installments commencing on the first Business Day of the month following the first full month after such Term Loan was made, and continuing until the applicable Term Loan Maturity Date (on which date all principal, interest and other Obligations shall be due and payable in full).  Each such monthly installment payment shall be in an amount equal to (a) the original principal amount of the applicable Term Loan, times (b) 1/60th.  Once repaid, whether such repayment is voluntary or required, such Term Loan may not be re-borrowed.

(f) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay without penalty under this Agreement, in whole or in part, any Term Loan advanced by Bank under this Agreement, provided (i) Borrower furnishes written notice to Bank of its election to prepay the Term Loan at least two (2) days prior to such prepayment, (ii) each such prepayment is in an amount of not less than Two Hundred and Fifty Thousand ($250,000), and (iii) Borrower pays all accrued interest on the principal amount being prepaid. Each prepayment under this Section 2.1(f) shall be applied to the installments due under Section 2.1(e) in their inverse order of maturity.  Notwithstanding the provisions of this section, Borrower must consult with Bank prior to making any prepayments when a Financial Contract has been executed between Borrower and Bank.  Borrower shall pay all costs, fees and expenses arising under a Financial Contract in the event of a prepayment.  Borrower acknowledges that partial prepayments may require the Financial Contract to be amended.
(g) Mandatory Prepayment Upon an Acceleration.  If the Term Loans are accelerated following the occurrence and during the continuation of an Event of Default pursuant to Section 9.1, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued but unpaid interest, plus (ii) all other sums, if any, that shall have become due and payable, including Bank Expenses and interest at the Default Rate with respect to any past due amounts.
(h) Mandatory Prepayment of Disposition Proceeds.  Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds received by Borrower from all Dispositions (other than Permitted Transfers) and Involuntary Dispositions on the date of such Disposition or Involuntary Disposition.
(i) Mandatory Prepayment of Equity Issuance Proceeds. Immediately upon the receipt by Borrower of the Net Cash Proceeds of any Equity Issuance, Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.  A mandatory prepayment under this Section shall not constitute a waiver of any Event of Default arising in connection therewith.
(j) Mandatory Prepayment of Debt Issuance Proceeds.  Immediately upon the receipt by Borrower of the Net Cash Proceeds of any Debt Issuance, Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such Net Cash Proceeds.  A mandatory prepayment under this Section shall not constitute a waiver of a violation under Section 7.4.
(k) Each prepayment of the Term Loan pursuant to clause (e), (f), (g) or (h) of this Section 2.1 shall be applied to the principal repayment installments of the Term Loan ratably in the inverse order of maturity.
2.2 Interest Rate, Payments, and Calculations.
(a) Interest Rate.  Except as set forth in Section 2.2(b), each Term Loan shall bear interest, on the outstanding daily balance thereof, at Borrower’s option, either (i) if such Term Loan is a Prime Rate Loan, at the Prime Rate; or (ii) if such Term Loan is a LIBOR Loan, at the LIBOR-Based Rate for the Interest Period applicable to such Term Loan plus the Applicable Margin.  Notwithstanding the foregoing or anything to the contrary set forth in any of the Loan Documents, if at any time the Prime Rate or the LIBOR-Based Rate plus the Applicable Margin, as applicable, when determined in accordance with this Agreement shall be less than three and one quarter of one percent (3.25%), then the Prime Rate or the LIBOR-Based Rate plus the Applicable Margin, as applicable, shall be deemed to be three and one quarter of one percent (3.25%).  Each calculation of the applicable interest rate by Bank shall be binding for all purposes, absent manifest error.
(b) Default Rate.  At the option of Bank, all Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two (2) percentage points above the respective interest rates applicable immediately prior to the occurrence of the Event of Default; provided that in the case of an Event of Default under Section 8.1 or 8.5, such higher rate shall automatically apply without the need for Bank to make any election.

(c)   Payments.

(i) Interest hereunder on each Prime Rate Loan shall be due and payable on the first calendar day of each month during the term hereof.
(ii) Interest hereunder on each LIBOR Loan shall be due and payable on the last day of each Interest Period applicable to such LIBOR Loan, provided that if the Interest Period for any LIBOR Loan is longer than three (3) months, interest on such LIBOR Loan shall be payable on the day that is three (3) months after the start of such Interest Period and on the last day of such Interest Period.
(iii) Bank shall, at its option, charge any interest, all Bank Expenses, all Periodic Payments and all other Obligations against any of Borrower’s deposit accounts, in which case those amounts shall thereafter accrue interest at the highest rate chargeable hereunder.  Any interest not paid when due shall be compounded by becoming part of the Obligations, and such interest shall thereafter accrue interest at the interest rate set forth in Section 2.2(b).
(iv) Unless otherwise agreed or required by applicable Law, all payments under the Loan Documents will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any late charges; then to any unpaid Bank Expenses; and then to any other unpaid collection costs or other amounts payable under the Loan Documents.
(v) Borrower will pay all amounts owing under the Loan Documents to Bank at Bank's address specified herein or at such other place as Bank may designate in writing.
(vi) If at any time the aggregate balance of outstanding Term Loans taken as a whole exceeds Ten Million Dollars ($10,000,000), such excess principal amount shall be immediately due and payable to Bank without the necessity of any demand, whether or not an Event of Default has occurred.
(d) Changes in Prime Rate; Computation of Interest and Fees.  If the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder on Prime Rate Loans shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.
(e) Additional Provisions Regarding LIBOR Loans.
(i) Borrower may from time to time submit in writing a request that any existing LIBOR Loan continue for an additional Interest Period or convert to a Prime Rate Loan.  Each written request for a continuation of a LIBOR Loan shall be substantially in the form of a LIBOR Loan Continuation Certificate, with appropriate insertions, which shall be duly executed by a Responsible Officer.  Each written request for a conversion from a LIBOR Loan to a Prime Rate Loan shall be substantially in the form of the Loan Advance/Paydown Request Form attached as Exhibit D.  Subject to the terms and conditions contained herein, after Bank’s receipt of such a request from Borrower, such LIBOR Loan shall continue or convert, as the case may be, provided that:
a. In the case of any request for the continuation of a LIBOR Loan, no Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

b. no party hereto shall have sent any notice of termination of this Agreement;
c. Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Loans;
d. the amount of a LIBOR Loan shall be at least $500,000 and in integral multiples of $100,000 in excess thereof;
e. Bank shall have determined that the Interest Period or LIBOR is available to Bank as of the date of the request for such LIBOR Loan; and
f. such request for a LIBOR Loan shall be delivered to Bank by 10:00 a.m. Pacific time at least two (2) Business Days prior to the proposed date of the requested LIBOR Loan.
Any request by Borrower to continue any existing LIBOR Loan shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund such LIBOR Loan.
(ii) Any LIBOR Loan shall automatically continue for the same Interest Period upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Loan for a different Interest Period by 10:00 a.m. Pacific time on the last day of the applicable Interest Period in accordance with the terms hereof.  Any LIBOR Loan shall, at Bank’s option, convert to a Prime Rate Loan at the end of the applicable Interest Period in the event that an Event of Default shall occur and be continuing.  Borrower shall pay to Bank, upon demand by Bank, any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by Bank, as a result of the conversion of any LIBOR Loan to a Prime Rate Loan pursuant to the foregoing.
(iii) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Loan prior to the last day of the Interest Period for such LIBOR Loan, Borrower shall on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period or term exceeds (ii) the amount of interest that Bank actually received through the date on which Borrower prepaid such LIBOR Loan.
(iv) If Bank shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, Bank shall give email or telephonic notice (promptly confirmed in writing) thereof to Borrower. If such notice is given (x) any LIBOR Loan requested to be made on the first day of such Interest Period shall be made as a Prime Rate Loan, and (y) any outstanding LIBOR Loan shall be converted, on the last day of the then‑current Interest Period, to a Prime Rate Loan.  Until such notice has been withdrawn by Bank, no further LIBOR Loans shall be made or continued as such, nor shall Borrower have the right to convert Credit Extensions to LIBOR Loans.
(v) Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, in the event that (i) LIBOR is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the LIBOR administrator or its successor, (ii) the LIBOR administrator or its successor invokes its insufficient admissions policy, (iii) LIBOR is determined to be no longer representative by the regulatory supervisor of the administrator of LIBOR or by Bank in its sole discretion,  (iv) LIBOR can no longer be lawfully relied upon in contracts of this nature by one or both of the parties, or (v) LIBOR does not accurately and fairly reflect the cost of making or maintaining the type of loans or advances under this Agreement and in any such case, such circumstances are unlikely to be temporary, then all references to the LIBOR-Based Rate, LIBOR and all similar or related references in the Loan Documents will instead be to a replacement rate determined by Bank in its sole judgment, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by the Bank in its sole judgment.   Bank will provide reasonable notice to Borrower of such replacement rate, which will be effective on the date of the earliest event set forth in clauses (i)-(v) of this paragraph, as specified by Bank.  If there is any ambiguity as to the date of occurrence of any such event, Bank’s judgment will be dispositive.

2.3 Crediting Payments.  Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 p.m. Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.
2.4   Fees.  Borrower shall pay to Bank the following:
(a) Origination Fee.  On the date each Term Loan is made, a fee equal to one quarter of one percent (0.25%) of the principal amount thereof (each an “Origination Fee”).
(b) Bank Expenses.  (i) On the Closing Date, all Bank Expenses incurred through the Closing Date, and (ii) after the Closing Date, all Bank Expenses, as and when they become due.
(c) Late Charges.  If any amount payable under the Loan Document is more than ten (10) days late, Borrower will be charged six percent (6%) of the unpaid portion of such amount, or $5.00, whichever is greater.
2.5 Additional Costs. If Bank shall determine that the adoption or implementation of any applicable Law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (“Bank’s Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or Bank’s Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within five (5) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) (including pursuant to Basel III) shall in each case be deemed to be a change in law for purposes of this Agreement, regardless of the date enacted, adopted or issued.  A statement of Bank claiming compensation under this Section 2.5 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.
2.6 Taxes.
(a) Withholding.  Any and all payments by Borrower to or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if Borrower shall be required by any applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then:  (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.6(a)), Bank receives an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b) Obligation to Pay.  Without limiting the provisions of Section 2.6(a), Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnity.  Borrower shall indemnify Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this this Section 2.6) paid by Bank and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.
(d) Receipts.  If requested in writing by Bank, Borrower shall deliver to Bank, as soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.
(e) Refunds.  If Bank receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.6, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of Bank, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Bank in the event Bank is required to repay such refund to such Governmental Authority.  This Section 2.6(e) shall not be construed to require Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person
2.7 Term.  This Agreement shall become effective on the Closing Date and shall continue in full force and effect for so long as any Obligations remain outstanding under the Agreement.  Notwithstanding the foregoing, (x) Bank shall have no obligation to make any Term Loan after the Commitment Termination Date, and (y) Bank shall have the right to terminate its obligation to make Credit Extensions and declare the Obligations to be immediately due and payable under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default, provided that in the case of an Event of Default under Section 8.1 or 8.5, termination and acceleration shall occur automatically without the need for Bank to take any action.
3. CONDITIONS OF TERM LOANS.
3.1 Conditions Precedent to Closing.  The obligation of Bank to make the Term Loans available to Borrower is subject to Bank’s receipt of each of the following documents (which shall be duly executed by each of the applicable parties thereto and otherwise in form and substance reasonably satisfactory to Bank) and the satisfaction of each of the following conditions:
(a) Loan Documents.
(i) this Agreement;
(ii) a Representations and Warranties of Officers of Borrower;
(iii) [Reserved];
(iv) Disbursement Instructions;

(v) deposit account control agreements with respect to any accounts maintained by Borrower with a depository institution other than Bank; and
(vi) each other Loan Document entered into and delivered on the Closing Date in connection with this Agreement, including without limitation a guaranty in form and substance acceptable to Bank, duly executed by the Gebbia Parties;
(b) Secretary’s Certificates.  An officer’s certificate from Borrower dated as of the Closing Date, certifying as to (i) the Operating Documents of Borrower (which, to the extent filed with a governmental authority, shall be certified as of a recent date by the applicable governmental authority), (ii) the resolutions of the governing body of Borrower, (iii) the good standing, existence or its equivalent of Borrower, certified by the Secretary of State of New York as of a date no earlier than 30 days prior to the Closing Date, (iv) the certificates of foreign qualification/good standing (for all other jurisdictions in which Borrower is qualified to do business, if any), certified by the applicable Secretary of State or other applicable authority of any such other jurisdiction as of a date no earlier than 30 days prior to the Closing Date, and (v) the incumbency (including specimen signatures) of the Responsible Officers of Borrower;
(c) Financing Statements. A financing statement on Form UCC-1 for Borrower for filing with the applicable Secretary of State for Borrower, junior in priority only to other financing statements naming Borrower as the debtor as are approved in writing by Bank;
(d) [intentionally omitted];
(e) Fees and Expenses.  Payment of the fees and Bank Expenses then due specified in Section 2.4(b);
(f) Closing Certificate.  A closing certificate signed by a Responsible Officer of Borrower, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;
(g) Material Adverse Effect.  No Material Adverse Effect having occurred since the date of the most recent financial statements delivered by Borrower to Bank;
(h) Financial Statements. Current financial statements of Borrower and its Subsidiaries on a consolidated basis, including audited statements for Borrower most recently ended Fiscal Year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows for the most recently ended fiscal quarter in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;
(i) [Reserved];
(j) [Reserved]; and
(k) Deposit Relationships.  Borrower shall have transferred its primary business depository relationship to Bank, including without limitation its general operating and administrative deposit accounts, as well its cash management services.
(l) Other Documents.  Such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including without limitation, a Beneficial Ownership Certificate.
3.2    Conditions Precedent to all Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the applicable Required Documentation, Acquisition Documentation, Acquisition Certificate and Term Loan Note in respect of such Credit Extension and such other documents and certifications, and completion of such other matters (including without limitation payment of the applicable Origination Fee), as Bank may reasonably deem necessary or appropriate;
(b) the representations and warranties contained in Section 5 shall be true, correct and complete in all material respects on and as of the date of the request for each Term Loan in the Required Documentation and on the effective date of each Credit Extension as though made at and as of each such date (provided, however, that (i) those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such other date and (ii) any representation or warranty that is qualified by materiality, Material Adverse Effect or any similar standard shall be true, correct and complete in all respects); and
(c) no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension.
The request for each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.
4. CREATION OF SECURITY INTEREST.
4.1 Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in and Lien on all Collateral, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, to secure the prompt payment of any and all Obligations and to secure the prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except as set forth in the Disclosure Schedules, and subject only to Permitted Liens that may have priority by operation of law, such security interest constitutes a valid, first‑priority security interest in all presently existing Collateral, and will constitute a valid, first‑priority security interest in all after-acquired Collateral.  Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.
4.2 Perfection of Security Interest.  Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that specifically describe the Collateral, and contain any other information required by the Uniform Commercial Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable.  Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.  Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement.  Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain Control of any Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank.  Borrower will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Bank indicating that Bank has a security interest in the Chattel Paper.  Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.
4.3   Collateral Management.
(a) Until the occurrence and continuance of an Event of Default, Borrower shall:

(i) be entitled to receive and retain Distributions from its Subsidiaries, provided that Borrower shall deposit all Distributions received from its Subsidiaries in a separate deposit account maintained at Bank into which no other funds shall be deposited (the “Distribution Account”);
(ii) have access to the Distribution Account and may use the funds therein in the ordinary course of its business as conducted on the date hereof; and
(iii) be entitled to exercise any voting rights with respect to the Equity Interests in Borrower’s Subsidiaries and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.
(b) Following the occurrence and during the continuance of an Event of Default, Borrower acknowledges and agrees that:
(i) all of Borrower’s rights under Section 4.3(b) shall immediately and automatically terminate without Bank’s need to take any further action or give Borrower any notice; and
(ii) Bank may block Borrower’s and any other Person’s access to the Distribution Account, and Bank may apply the funds therein to the Obligations in accordance with this Agreement.
(c) Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to direct Borrower’s Subsidiaries to make any Distributions that the Subsidiaries are entitled to make under applicable Law to the Distribution Account.  The foregoing appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers in this clause (d), being coupled with an interest, are irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to make Term Loans hereunder is terminated.
4.4 Assignment of Insurance.  As additional security for the payment and performance of the Obligations, Borrower hereby assigns to Bank any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such monies directly to Bank.  At any time, whether or not an Event of Default then exists, Bank may (but need not), in Bank’s name or in Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Bank to be applied, at the option of Bank, either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms satisfactory to Bank for application to the cost of repairs, replacements, or restorations.  Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.
5. REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants as follows:
5.1 Due Organization and Qualification.  Borrower is a corporation duly existing under the laws of New York and qualified and is licensed to do business in each other state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents to which Borrower is a party are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s organizational documents, nor will they constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.
5.3 Enforceability.  The Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditor’s rights generally and to general principles of equity.
5.4 Indebtedness.  Except for Permitted Indebtedness and the Obligations, Borrower is not obligated (directly or indirectly), for any loans or other Indebtedness.
5.5 Margin Security and Use of Proceeds.  None of the proceeds of the Term Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
5.6 Parent, Subsidiaries and Affiliates.  Except as set forth in the Disclosure Schedules, Borrower has no Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.
5.7 No Defaults.  Neither Borrower nor any of its Subsidiaries is in default under any material contract, lease or commitment to which it is a party or by which it is bound.  There is no any dispute regarding any such contract, lease or commitment which would have a Material Adverse Effect.
5.8 Employee Matters.  There are no controversies pending or threatened between Borrower or any of its Subsidiaries, on the one hand, and any of their respective employees, agents or independent contractors, on the other hand, other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and Borrower and its Subsidiaries are in compliance with all Laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect.
5.9 Collateral.  Borrower has rights in or the power to transfer the Collateral, and Borrower’s title to such Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens.
5.10 [intentionally omitted]
5.11 Environmental Matters.  Neither Borrower nor any of its Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each such Person comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.  There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of Borrower’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any of its Subsidiaries or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any such Person or its business, operations or assets or any properties at which any such Person has transported, stored or disposed of any Hazardous Materials.  Neither Borrower nor any of its Subsidiaries has material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

5.12 ERISA Matters.  Except as set forth in the Disclosure Schedules, neither Borrower nor any of its ERISA Affiliates (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state Law).  Neither Borrower nor any of their respective ERISA Affiliates has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state Law with respect to any Plan.  No Reportable Event exists in connection with any Pension Plan.  Each Plan which is intended to qualify under the Code is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax qualified status.  Neither Borrower nor any of its ERISA Affiliates has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).
5.13 Anti-Money Laundering and Economic Sanctions Laws.
(a) To the extent applicable, Borrower and each of its Subsidiaries is in compliance with (i) the Patriot Act in all material respects and (ii) any applicable anti-money laundering laws or any applicable Sanctions requirements of Law that in each case are binding on them, except in the case of this clause (ii) where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of management of the Borrower, none of its Subsidiaries or their respective officers or directors is an Embargoed Person.
(b) No part of the proceeds of the Term Loans will be used, directly or, to the knowledge of management of Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(c) None of Borrower or its Subsidiaries or, to the knowledge of management of the Borrower, any of their respective officers and directors, will directly or indirectly use any proceeds of the Term Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding, is an Embargoed Person.
5.14 Name; Location of Chief Executive Office; Locations of Collateral.  Except as disclosed in the Disclosure Schedules, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement.  The chief executive office of Borrower, at which Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, is located in New York State.  The Collateral, including the Equipment (except any part thereof which Borrower shall have advised Bank in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the address set forth in Section 10 hereof, and at other locations within the continental United States of which Bank has been advised by Borrower in writing.
5.15 Litigation.  There are no actions or proceedings pending by or against Borrower or any of its Subsidiaries before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.  Borrower has no Commercial Tort Claims pending other than those set forth in the Disclosure Schedules and those of which Bank has been advised by Borrower in writing.

5.16 Accuracy of Financial Statements.  All consolidated and consolidating financial statements that are delivered by Borrower to Bank fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and the results of operations of such Persons for the period then ended.
5.17 Solvency, Payment of Debts.  Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.
5.18 Compliance with Laws and Regulations.  Borrower and its Subsidiaries have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  No event has occurred resulting from any such Person’s failure to comply with ERISA that is reasonably likely to result in such Person’s incurring any liability that could have a Material Adverse Effect.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower and each of its Subsidiaries has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower and each of its Subsidiaries is in compliance with all Environmental Laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect.  Neither Borrower nor any of its Subsidiaries have violated any statutes, Laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect.  Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.
5.19 Government Consents.  Borrower and each of its Subsidiaries has obtained all consents, approvals, franchises, certificates, licenses, permits and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Person’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.
5.20 Affiliate Transactions.  Except as set forth in the Disclosure Schedules, Borrower is not conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions for services in the ordinary course of business pursuant to terms that are no less favorable to such Person than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.
5.21 Names and Trade Names.  Borrower’s name has always been as set forth on the first page of this Agreement and Borrower does not use any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth in the Disclosure Schedules.
5.22 Beneficial Ownership Certificate.  The information included in the Beneficial Ownership Certification by Borrower to Lender delivered on or about the Closing Date is true and correct in all respects.
5.23 Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6. AFFIRMATIVE COVENANTS.
Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:
6.1 Good Standing and Government Compliance.  Borrower shall maintain, and at Bank’s request provide Bank evidence of, its organizational existence and good standing in the Borrower State, shall maintain, and at Bank’s request provide Bank evidence of, qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable.   Borrower shall cause each of its Subsidiaries to maintain, and at Bank’s request provide Bank evidence of, each such Person’s organizational existence and good standing in its state of organization, shall maintain, and at Bank’s request provide Bank evidence of, qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to such Person by the authorities of the state in which such Person is organized, if applicable.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could have a Material Adverse Effect.  Borrower shall, and shall cause each of its Subsidiaries to, comply with all statutes, Laws, ordinances and government rules and regulations to which such Person is subject, and shall maintain in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.
6.2    Financial Statements, Reports, Certificates.  Borrower shall deliver to Bank:

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified on such financial statements of an independent certified public accounting firm selected by Borrower and acceptable to Bank and a copy of any management letter sent to Borrower by such accountants.
(b) as soon as available, but in any event within sixty (60) days after the end of each Fiscal Quarter, (i) company‑prepared consolidated and consolidating financial statements, including a balance sheet and statements of income, retained earnings and cash flow, in a form acceptable to Bank and certified by a Responsible Officer, and (ii) true and correct copies of each FOCUS Report filed during such Fiscal Quarter.
(c) concurrently with delivery of the annual financial statements required by clause (a) above and the quarterly financial statements required by clause (b) above, a Compliance Certificate certified as of the last day of the applicable Fiscal Year or Fiscal Quarter and signed by a Responsible Officer, in substantially the form of Exhibit C hereto.
(d) within thirty (30) days of filing of the same by any Guarantor, copies of all federal, state and other material tax returns and reports (including without limitation all schedule K-1s attached thereto);
(e) promptly upon becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto;
(f) except as provided in clause (b) above, promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the SEC, as well as promptly providing to Bank copies of any reports and proxy statements delivered to its shareholders;

(g) as soon as available, but in any event with ninety (90) days of December 31 of each year personal financial statements and proof of liquidity for each Guarantor, in a form acceptable to Bank and certified by such Guarantor;
(h) promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Beneficial Ownership Certification form acceptable to Bank;
(i) promptly upon receipt, any notices from SEC, FINRA or any other Governmental Authority regarding any liability; and
(j) promptly following request therefor by Bank, such other business or financial data, reports, appraisals and projections as Bank may request.
Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer of Borrower.  If Borrower delivers any such information electronically, Borrower shall also deliver such information to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days after Borrower’s electronic submission of such information
6.3 Taxes.  Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by Law, including, but not limited to, those Laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.
6.4 Insurance.
(a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the Closing Date.  Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar in size and scope to Borrower’s.
(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank.  All policies of property insurance shall contain a Bank’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least thirty (30) days’ prior notice (or ten (10) days’ prior notice in the case of cancellation due to the nonpayment of premiums) to Bank before canceling its policy.  Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments.  If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest.  If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.
6.5 Financial Covenants.  Borrower shall comply with each of the following financial covenants:

(a) Minimum Debt Service Coverage Ratio.  As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 2020, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.35:1.00.
(b) Minimum Effective Tangible Net Worth.  As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 2020, Borrower shall maintain Effective Tangible Net Worth of not less than the $25,000,000.
(c) Minimum Net Capital Ratio.  As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 2020, MSCI shall maintain a Net Capital Ratio of not less than 10% of MSCI’s Indebtedness.
6.6 Creation/Acquisition of Subsidiaries.  If Borrower creates or acquires any Subsidiary that at any time owns assets with a value in excess of $100,000, Borrower shall promptly notify Bank of the creation or acquisition of such Subsidiary.
6.7 Maintenance of Books and Records.  Borrower shall, and shall cause each Subsidiary to, at all times keep accurate and complete books, records and accounts with respect to all business activities in accordance with GAAP.
6.8 Notices.  Borrower shall provide written notice to Bank of the following:
(a) Investigations.  Promptly upon becoming aware thereof, any action taken or threatened to be taken by any the SEC, FINRA or any other Governmental Authority (or any notice of any of the foregoing) regarding Borrower or any of its Subsidiaries.
(b) [intentionally omitted].
(c) Litigation and Proceedings.  Promptly upon becoming aware thereof, (i) of any litigation, arbitration, governmental investigation or other actions or proceedings which are pending or threatened against Borrower or any Subsidiary or to which any of the properties of any thereof is subject which involves an amount in controversy in excess of $250,000 or which could reasonably be expected to have a Material Adverse Effect, and (ii) of any Commercial Tort Claims of Borrower in excess of $250,000 which may arise.
(d) Names and Trade Names.  Within ten (10) days after the change of Borrower’s name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Bank in writing.
(e) ERISA Matters.  Promptly upon (i) the occurrence of any Reportable Event which might result in the termination by the PBGC of any Plan covering any officers or employees of Borrower or any of its Subsidiaries, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefore, (iii) its intention to terminate or withdraw from any Plan, (iv) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (v) the failure of Borrower, any of its Subsidiaries or any their respective ERISA Affiliates of any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, (vi) the taking of any action with respect to a Pension Plan which could result in the requirements that Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Pension Plan, (vii) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which could result in the incurrence by any ERISA Affiliate or any member of the Controlled Group of any liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan) in excess of $100,000, (viii) any increase in excess of $100,000 in the contingent liability of Borrower or any of its Subsidiaries with respect to any post-retirement welfare plan benefit, or (ix) any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(f) Environmental Matters.  Immediately upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or any of its Subsidiaries or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or any of its Subsidiaries or their respective business operations or assets or any properties at which any such Person has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to result in liability to Borrower and its Subsidiaries in excess of $250,000, or which could reasonably be expected to have a Material Adverse Effect.
(g) Default; Material Adverse Change.  Promptly following becoming aware of (i) any Material Adverse Effect, (ii) the occurrence of any Event of Default hereunder, or (iii) the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).
All of the foregoing notices shall be provided by Borrower to Bank in writing and shall describe the steps being taken by Borrower or any Subsidiary affected thereby with respect thereto.
6.9 Compliance with Laws and Maintenance of Permits.  Borrower shall, and shall cause each of its Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect and such Person shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect.  Following any determination by Bank that there is non-compliance, or any condition which requires any action by or on behalf of Borrower or any of its Subsidiaries in order to avoid non-compliance, with any Environmental Law, at Borrower’s expense cause an independent environmental engineer acceptable to Bank to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.
6.10 Inspection and Field Examinations.  Borrower shall, and shall cause each Subsidiary to, permit Bank, or any Persons designated by Bank, to call at such Person’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to such Person’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Person’s  business as Bank may consider reasonable under the circumstances.  Borrower shall furnish to Bank such information relevant to Bank’s rights under the Loan Documents as Bank shall at any time and from time to time request.  Borrower authorizes Bank to discuss the affairs, finances and business of the Borrower and its Subsidiaries with any officers, employees or directors of Borrower, its Subsidiaries, or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of the Borrower and its Subsidiaries with Borrower’s independent public accountants.  Any such discussions shall be without liability to Bank or to such independent public accountants.  For each inspection or audit conducted by Bank hereunder, Borrower shall pay to Bank all costs and out-of-pocket expenses incurred by Bank; provided that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be responsible for the cost of more than one (1) inspection or audit in any Fiscal Year.  All such fees, costs and expenses shall constitute Obligations hereunder, shall be payable five (5) Business Days following written demand and, if not paid when due, shall bear interest at the highest rate then applicable to Term Loans hereunder.
6.11 Collateral.  Borrower shall keep the Collateral in good condition and order, such that the value thereof shall at all times be preserved and maintained in all respects.  Subject to the limitations on inspection rights set forth in Section 6.12, Borrower shall permit Bank to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefor by Bank, deliver to Bank any and all evidence of ownership of the Collateral.  Bank shall, at the request of Bank, indicate on its records concerning the Collateral a notation, in form satisfactory to Bank, of the security interest of Bank hereunder.

6.12 Use of Proceeds.  Borrower shall use the proceeds of each Credit Extension to pay a portion of the consideration payable in connection with a Proposed Acquisition of a Permitted Target.
6.13 Intellectual Property.  Borrower shall, and shall cause its Subsidiaries to, maintain adequate licenses, Patents, Copyrights, Trademarks and other Intellectual Property to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
6.14 Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control.  As required by federal law and the Bank’s policies and practices, Bank may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services and Borrower agrees to provide such information.  In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each of its Subsidiaries to ensure, that no Person who owns a controlling interest in or otherwise controls Borrower or such Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Term Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable bank secrecy act laws and regulations.
6.15 Deposit Relationships.  Borrower shall at all times maintain its primary business depository relationship with Bank, including without limitation its general operating and administrative deposit accounts, as well its cash management services.
6.16 Further Assurances.  At any time and from time to time Borrower and any Subsidiary shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.
6.17 Post-Closing Obligation.  As soon as practicable following the Closing Date, but in any event not later forty-five (45) days after the Closing Date, Borrower will deliver to Bank (in form and substance reasonably satisfactory to Bank) a landlord waiver with respect to any real property leased by Borrower, including without limitation the real property commonly known as 9464 Wilshire Boulevard, Beverly Hills, CA 90212.
6.18 Distributions After Default.  Following the occurrence and during the continuance of an Event of Default, Borrower shall cause its Subsidiaries to make Distributions directly to the Distribution Account in an amount sufficient to pay all of the outstanding Obligations in full.
7. NEGATIVE COVENANTS.
Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:
7.1 Transfers.  Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”) all or any part of its business or property, or to move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.
7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control.  Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer (i) without prompt notice to Bank and (ii) unless a replacement for such officer is approved by such Person’s Board of Directors and engaged by such Person within ninety (90) days after such change; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by such Persons;  change or permit any of its Subsidiaries to change, its Fiscal Year end; or have a Change in Control.

7.3 Mergers or Acquisitions Except in connection with the making of a Term Loan in accordance with the Required Documents submitted in connection therewith, enter into any merger or consolidation or permit any Subsidiary to do so; purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person or permit any of its Subsidiaries to do so; or enter into any other transaction outside the ordinary course of Borrower’s or any of its Subsidiaries’ business, including any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest.  Borrower shall not permit any of its Subsidiaries to form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.
7.4 Indebtedness.  Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except the Permitted Insider Debt.
7.5 Encumbrances.  Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.
7.6 Distributions.  Declare or pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock or other applicable equity interest in Borrower.
7.7 Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank.
7.8 Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
7.9 Permitted Insider Debt.  Make any payment in respect of the Permitted Insider Debt, unless, (a) no Event of Default exists prior to, or would occur as a result of, any such payment, and (b) Borrower submits a Compliance Certificate demonstrating that the foregoing conditions have been satisfied.
7.10 No Investment Company; Margin Regulation.  Become or be controlled by an “investment company” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Term Loan for such purpose.  If requested by Bank, Borrower will furnish to Bank a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form 0 1, as applicable, referred to in Regulation U of the Board of Governors of the Federal Reserve System.
7.11 Use of Proceeds.  The proceeds of any Term Loan shall not be used for any purposes other than to finance a portion of the consideration payable in connection with a Proposed Acquisition of a Permitted Target.

7.12 ERISA.  Except as disclosed to the Bank in writing prior to the Closing Date, directly or through any ERISA Affiliate, (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by Law) or (d) amend any Plan in a manner that would materially increase its funding obligations.
8.   EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an Event of Default under this Agreement:
8.1 Payment Default.  If Borrower fails to pay when due any payment of principal or interest due on the Credit Extensions, or Borrower fails to pay any fee within three (3) Business Days after the due date thereof, or Borrower fails to pay any Bank Expenses or any other amount payable hereunder or under any Loan Document within ten (10) Business Days after the due date thereof.
8.2 Covenant Default.
(a) If Borrower fails to perform any obligation under Sections 6 of this Agreement, or violates any of the covenants contained in Section 7 of this Agreement; or
(b) If Borrower fails or neglects to perform or observe any obligation under any other material term, provision, condition or covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within thirty (30) days after such Borrower receives notice thereof or any officer of Borrower becomes aware thereof.
8.3 Defective Perfection.  If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s Lien on the Collateral is not prior to all other security interests or Liens of record reflected in the report, unless Bank’s Lien on such collateral was not timely or properly perfected by Bank.
8.4 Levy, Seizure or Attachment.  If any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) Business Days, or if Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any of its Subsidiaries’ assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any of its Subsidiaries’ assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within fifteen (15) days after the applicable Person receives notice thereof (provided that no Credit Extensions will be made during such cure period).
8.5 Insolvency.  If Borrower or any of its Subsidiaries becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries, or if an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding).
8.6 Other Agreements.  If an Event of Default occurs and is continuing under any agreement evidencing any Subordinated Debt or there is any default or other failure to perform in any other agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that would reasonably be expected to have a Material Adverse Effect.

8.7 Subordinated Debt.  If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank relating to such Subordinated Debt.
8.8 Judgments.  If one or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $250,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order or decree).
8.9 Misrepresentations.  If any warranty or representation set forth herein or in any certificate, Loan Document or any other written communication to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document is false or misleading in any material respect.
8.10 Material Adverse Effect.  If a Material Adverse Effect occurs, as determined by Bank in its sole judgment or if any event occurs which, in Bank’s sole judgment, could have a Material Adverse Effect;
8.11 Guaranty.  If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or any security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.8 occur with respect to any guarantor.
8.12 Change in Control.  If any Change in Control shall occur.
8.13 SEC, FINRA, Related Fines.  If Two Hundred Fifty Thousand Dollars  ($250,000) or more in aggregate fines and other amounts imposed by SEC, FINRA or any other similar Governmental Authority are due and payable by Borrower and its Subsidiaries at any one time.
9. BANK’S RIGHTS AND REMEDIES.
9.1     Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);
(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;
(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order Bank reasonably considers advisable;

(d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate.  Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its Lien and to pay all expenses incurred in connection therewith.  With respect to premises owned by Borrower, if any, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at Law, in equity, or otherwise;
(e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower by Bank;
(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;
(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the premises of Borrower, if any) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate.  Bank may sell the Collateral without giving any warranties as to the Collateral.  Bank may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser.  If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;
(h) Bank may credit bid and purchase at any public sale;
(i) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower or any other Person liable for any of the Obligations; and
(j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.
Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
9.2 Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse such Person’s name on any checks or other forms of payment or security that may come into Bank’s possession, cash or deposit such checks or other items of payment or security, and apply to the Obligations all proceeds of such checks or other items; (c) sign such Person’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral and apply all cash sale proceeds to the Obligations; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance and apply to the Obligations all amounts received by Bank pursuant to such policies; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable, and apply to the Obligations all amounts received by Bank in connection with any such settlement and adjustment; and (g)  file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to make Term Loans hereunder is terminated.

9.3 Accounts Collection.  At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account.  Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.
9.4 Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable written notice to Borrower:  (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.4 of this Agreement, and take any action with respect to such policies as Bank deems prudent.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.
9.5 Bank’s Liability for Collateral.  Bank has no obligation to clean up or otherwise prepare the Collateral for sale.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.
9.6 No Obligation to Pursue Others.  Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower.  Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.
9.7 Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by Law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.  Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.
9.8 Demand; Protest.  Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.
10. NOTICES.
Unless otherwise provided in this Agreement, all notices, demands and other communications by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements, compliance certificates and other informational documents which may be sent by first-class mail, postage prepaid or e‑mail) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Siebert Financial Corp.
9464 Wilshire Boulevard
Beverly Hills, CA 90212
Attn:  Andrew Reich
E-mail: areich@siebertnet.com

If to Bank:	East West Bank
535 Madison Avenue, 8th Floor
New York, NY 10022
Attn:  Stephen E. Altneu
E-mail: steve.altneu@eastwestbank.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.
11.1 Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Los Angeles, State of California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid.
11.2 JURY TRIAL WAIVER.  BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
11.3 JUDICIAL REFERENCE PROVISION.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who shall be a retired state or federal court judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.  The parties agree that time is of the essence in conducting the referenced proceedings.  The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof.  The costs shall be borne equally by the parties.

12. GENERAL PROVISIONS.
12.1 Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right at any time to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder without notice to, or consent of, Borrower.
12.2 Indemnification.  Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, attorneys and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement or any other Loan Document; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees, attorneys and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment.
12.3 Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.
12.4 Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
12.5 Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.
12.6 Amendments in Writing, Integration. All amendments to or termination of this Agreement or the other Loan Documents must be in writing and signed by the parties to this Agreement or to such other Loan Document, as applicable.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the other Loan Documents.
12.7 Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of a signature page of this Agreement or any of the Loan Documents by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

12.8 Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower.  The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.
12.9 Confidentiality.  In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Term Loan, provided that they have entered into a comparable confidentiality agreement in favor of Borrower, as applicable, and have delivered a copy to Borrower, as applicable, (iii) as required by Law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) to Bank’s accountants, auditors and regulations, and (vi) as Bank may determine in connection with the enforcement of any remedies hereunder.  Confidential information hereunder shall not include information that either:  (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.  Notwithstanding the foregoing, Borrower hereby consents to Bank’s publishing a tombstone or similar advertising material relating to the financial transaction contemplated by this Agreement so long as Bank has first obtained the approval of Borrower of such tombstone or advertising material.
12.10    Right of Set Off.  Borrower hereby grants to Bank a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any thereof and apply the same to any liability or obligation of Borrower, as applicable, even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER.
12.11    Electronic Execution of Documents.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
12.12    Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.13    Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.14    Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incident different from those parties to an arm’s-length contract.

12.15    Third Parties.  Nothing in this Agreement, whether express or implied, is intended to:  (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
12.16    Patriot Act.  Bank hereby notifies Borrower that pursuant to the requirements of the Patriot Act, Bank is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Patriot Act.  Borrower shall, promptly following a request by Bank, provide all documentation and other information that Bank requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. For legal entity borrowers, Bank will require the legal entity to provide identifying information about each beneficial owner and/or individuals who have significant responsibility to control, manage or direct the legal entity.
12.17    No Consequential Damages.  No party to this Agreement or any other Loan Document, nor any agent or attorney of such party or Bank, shall be liable to any other party to this Agreement or any other Person on any other theory of liability of any special, indirect, consequential or punitive damages.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.
BORROWER:

SIEBERT FINANCIAL CORP.,
a New York corporation

By: /s/ Andrew H. Reich
Name: Andrew H. Reich
Title: Chief Financial Officer

Loan and Security Agreement

BANK:

EAST WEST BANK,
a California banking corporation

By: /s/ Stephen E. Altneu
Name: Stephen E. Altneu
Title: Senior Vice President

Loan and Security Agreement

EXHIBIT A
DEFINITIONS
“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and all of Borrower’s Books relating to any of the foregoing.
“Acquisition Certificate” means, collectively, (a) a certification duly executed by (i) a Responsible Officer of a Permitted Target providing that all conditions precedent to the effectiveness of the related Acquisition Documents (except for the payment of the purchase consideration thereunder) have been satisfied; and (ii) a Responsible Officer of Borrower providing that Borrower has paid, or concurrently with the funding of the applicable requested Term Loan will pay, all of the purchase consideration not being financed with the requested Term Loan; and (b) a Compliance Certificate demonstrating that as of the date thereof, and after giving effect to the requested Term Loan, no Event of Default exists or would exist under this Agreement, including without limitation, under Section 6.5.
“Acquisition Documents” means, collectively, the agreements, instruments and documents entered into between Borrower and a Permitted Target in order to consummate a Proposed Acquisition.
“Affiliate” means any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (b) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or (c) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Applicable Margin” means with respect to any LIBOR Loan, three percent (3.00%).
“Bank” has the meaning set forth in the preamble to this Agreement.
“Bank Expenses” means all costs or expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.
“Bank Products” means any service or facility extended to Borrower by Bank or any affiliate of Bank, or procured for Borrower from any third party by Bank or any affiliate of Bank by means of a full-recourse agreement or other credit support extended to such third party including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) letters of credit, or (h) Hedging Agreements.
“Bank Product Agreement” means an agreement entered into from time to time by Borrower with Bank in connection with respect to any of the Bank Products.
“Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Borrower to Bank pursuant to or evidenced by a Bank Product Agreement, including the Interest Rate SWAP Agreement, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
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“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Bank.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower’s Books” means, in respect of Borrower, all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.
“Borrower State” means New York, the state under whose laws Borrower is incorporated.
“Business Day” means day other than a Saturday or a Sunday or any day on which commercial banks in Los Angeles, California, are authorized or required to closed, and, if the applicable Business Day relates to a LIBOR Loan, such day also must be a day on which U.S. Dollar deposits are traded by and between banks in the London interbank Eurodollar market.
“Capital Expenditures” means with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by GAAP, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrower or its Subsidiaries.
“Cash Management Services” means any services provided from time to time by Bank or any of its Affiliates to Borrower in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
“Change in Control” means (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of or the power to vote more than 25% of the equity interests (on a fully diluted basis) of Borrower; or (b) Borrower shall cease to own 100% of the equity interests of each of its Subsidiaries, other than in connection with a transaction permitted pursuant to this Agreement.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as in effect from time to time.
“Collateral” means, collectively, all of the following, whether presently existing or hereafter created or acquired, and wherever located:
(a) all cash, dividends, Distributions, stock and other monies and property from time to time received, receivable or otherwise transferred or transferable in respect of or in exchange for Borrower’s Equity Interests and any other rights to payment from Borrower’s Subsidiaries;
(b) any Deposit Accounts into which any of the foregoing is deposited, including without limitation the Distribution Account; and
(c) all substitutions, products, proceeds (cash and non-cash) arising out of any of the foregoing.
“Commitment Termination Date” means the date that is two (2) years from the Closing Date.
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“Compliance Certificate” means a certificate in the form attached hereto as Exhibit C, with appropriate insertions.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Controlled Group” means a controlled group of corporations as defined in 26 U.S.C. § 1563.
“Credit Extension” means each Term Loan, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.
“Current Maturities of Long Term Debt” shall mean, in respect of Borrower and as of any applicable date of determination thereof, that portion of the Long Term Debt of Borrower that should be classified as a current liability at such time in accordance with GAAP, including, without limitation, that portion of capital lease obligations of Borrower that would be so classified at such time.
“Debt Issuance” means the issuance, sale or incurrence by Borrower of any debt securities or other Indebtedness, whether in a public offering or otherwise, except for any Indebtedness permitted under Section 7.4.
“Debt Service Coverage Ratio” means, for any quarter for which the Debt Service Coverage Ratio is to be determined, on a trailing twelve month basis, the ratio of (a) Borrower’s consolidated EBITDA for such period minus Distributions made in cash during such period, minus, taxes paid in cash during such period, to (b) the sum of (i) Borrower’s Current Maturities of Long Term Debt at such time of determination,  (ii) the aggregate amount of principal payments on Long Term Debt made, or required to have been made, by Borrower during such period (including, without limitation, all payments on capital lease obligations paid or required to have been paid by Borrower  during such period), and (iii) the interest expense of Borrower for such period.
“Disbursement Instructions” means the Disbursement Instructions letter agreement dated as of the Closing Date executed by Borrower.
“Disclosure Schedules” means the schedule of exceptions attached hereto and approved by Bank, if any.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by Borrower (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.
“Distributions” means distributions paid in cash to the owners of the Equity Interests in Borrower.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
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“EBITDA” means, for any period, the sum of the Borrower’s and its Subsidiaries’: (a) net income after taxes for such period (excluding extraordinary gains or losses); plus (b) Interest Expense for such period; plus (c) income tax expense for such period; plus (d) depreciation and amortization for such period; plus or minus (e) any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

“Effective Tangible Net Worth” means, for any period, for Borrower on a consolidated basis without duplication, the result of (x) Borrower’s stated net worth, minus (y) the book value of all of Borrower’s assets that would be treated as intangibles under GAAP.

“Embargoed Person” means (a) any country or territory that is the target of a sanctions program administered by OFAC or (b) any Person that (i) is or is owned or controlled by a Person publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, (ii) is the target of a sanctions program or sanctions list (A) administered by OFAC, or (B) under the Iran Sanctions Act, as amended, section 1245 of the National Defense Authorization Act for Fiscal Year 2012 or Executive Order 13590 “Authorizing the Imposition of Certain Sanctions with respect to the Provision of Services, Technology or Support for Iran’s Energy and Petro-chemical Sectors,” effective November 21, 2011 (collectively, “Sanctions”) or (iii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a sanctions program administered by OFAC.
“Environmental Laws” means all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower’s or any of its Subsidiaries’ business or facilities owned or operated by such Person, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
“Equipment” means, as applicable, all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.
“Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, or similar entity, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) membership interests.
“Equity Issuance” means, any issuance by Borrower of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants or unit award agreements, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities pursuant to agreements outstanding as of the Closing Date and without regard to any amendments or modifications of such agreements after the Closing Date, and (c) any issuance of options or warrants or unit award agreements relating to its Equity Interests.  The term “Equity Issuance” shall not be deemed to include any Disposition or any Debt Issuance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of Borrower’s Controlled Group, or under common control with Borrower or any of its Subsidiaries, within the meaning of Section 414 of the Code.
“Event of Default” has the meaning assigned in Section 8.
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“Excluded Taxes” means, with respect to Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan Document, any taxes on or measured by overall net income (however denominated), franchise taxes (in lieu of net income taxes) and branch profits taxes, in each case imposed on it by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of Bank, in which its applicable lending office is located.
“Fiscal Year” means each twelve (12) month accounting period of Borrower, which ends on December 31st of each year.
“Fiscal Quarter” means any of the quarterly accounting periods of Borrower.
“Financial Contract” means (a) an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); or (b) any combination of the foregoing.

“FINRA” means the Financial Industry Regulatory Authority, any successor thereto, and any analogous Governmental Authority.

“Fixed Charges” means (a) that portion of the Long Term Debt of Borrower and its Subsidiaries that should be classified as a current liability at such time in accordance with GAAP, including, without limitation, that portion of finance lease obligations of such Persons that would be so classified at such time, plus (b) Interest Expense.

“FOCUS Report” means each duly completed and executed SEC Form X-17A-5 submitted to the SEC.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.
“Gebbia Parties” means, collectively (a) John J. Gebbia, an individual, (b) Gloria Gebbia, an individual, and (c) John J. Gebbia and Gloria Gebbia, as co-trustees of the John and Gloria Living Trust u/d/t December 8, 1994.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).
“Guarantor” means each Person that now or in the future agrees to guaranty the Obligations, including without limitation the Gebbia Parties.
“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).
“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rate, currency exchange rates or commodity prices.
5

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreements.  The amount of any Person’s obligations in respect of any Hedging Obligation shall be deemed to be the incremental obligations that would be reflected in the financial statements of such Person in accordance with GAAP.
“Indebtedness” of a Person means at any time the sum at such time of: (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) any obligations of such Person in respect of letters of credit, banker’s or other acceptances or similar obligations issued or created for the account of such Person; (c) lease indebtedness, liabilities and other obligations of such Person with respect to capital leases; (d) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (e) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (f) any obligation of such Person or a commonly controlled entity to a multi-employer plan; and (g) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP consistently applied.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Initial Advance” means the first Advance to be made after the Closing Date in an amount not to exceed $5,000,000 made to refinance the funding of Weeden Prime Services, LLC.
“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Interest Expense” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses (excluding closing costs associated with this transaction) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets during such period, plus (b) all payments made under interest rate Hedging Agreements during such period to the extent not included in clause (a) of this definition, minus (c) all payments received under interest rate Hedging Agreements during such period, plus (d) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Interest Period” means, for any LIBOR Loan, the period commencing on the date of such LIBOR Loan, or on the conversion/continuation date on which such LIBOR Loan is converted into or continued as a LIBOR Loan, and ending on the date that is one (1), three (3) or six (6) months thereafter, or such other period upon which Bank and Borrower may agree, in each case as Borrower may elect in the applicable Payment/Advance Form or LIBOR Loan Continuation Certificate; provided, however, that (a) the first day of an Interest Period must be a Business Day, (b) no Interest Period with respect to any LIBOR Loan shall end later than the applicable Term Loan Maturity Date, (c) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (d) no Interest Period shall extend beyond the scheduled payment date of any principal payment required by the applicable Term Loan under which the LIBOR Loan was made, (e) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, and (f) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.
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“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.
“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.
“LIBOR” means, for any Interest Period for any Term Loan to be made, continued as or converted into a LIBOR Loan, the rate of interest per annum determined by Bank’s Treasury Desk to be the rate for deposits in Dollars for such Interest Period which appears on the Bloomberg Screen B TMM Page under the heading “LIBOR Fix” as of 11:00 a.m. (London time) on the second Business Day prior to the start of such Interest Period (adjusted for any and all assessments, surcharges and reserve requirements).  If such interest rate shall temporarily cease to be available from the above-described Bloomberg report, the London interbank offered rate shall be determined from such financial reporting service as Bank shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on the London interbank offered rate.
“LIBOR‑Based Rate” means, for any Interest Period in respect of any LIBOR Loan, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to LIBOR for such Interest Period divided by 1 minus the Reserve Requirement for such Interest Period.
“LIBOR Loan” means the principal portion of any Term Loan that bears interest based on the LIBOR‑Based Rate.
“LIBOR Loan Continuation Certificate” means a form substantially similar to Exhibit D attached hereto, with appropriate insertions.
“LIBOR Rate Determination Date” means each date for calculating LIBOR for the purpose of determining the interest rate in respect of an Interest Period.  The LIBOR Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan.
“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, judgment lien, assignment, financing statement, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law, all whether perfected or unperfected.
“Liquidity” means, at any time, the sum of the aggregate amount of unrestricted cash and cash equivalents held at such time by Borrower in deposit accounts or securities accounts maintained with Bank or its Affiliates or maintained in deposit accounts, or securities accounts subject to a control agreement in favor of Bank.
“Loan Documents” means, collectively, this Agreement and all other agreements, instruments and documents including promissory notes, guaranties, deeds of trust, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower, or any other Person and delivered to Bank or to any parent, affiliate or subsidiary of Bank in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.
“Long Term Debt” shall mean, in respect of any applicable Person(s) and as of any applicable date of determination thereof, all Indebtedness of such Person(s) which should be classified as “funded indebtedness” or “long term indebtedness” on a balance sheet of such Person(s) as of such date in accordance with GAAP, including, without limitation, to the extent not otherwise included, capital lease obligations of such Person(s) to the extent classified as long term at such time.
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“Material Adverse Effect” means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, performance, or prospects of either:  (i) Borrower; or (ii) Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of either Borrower or any of its Subsidiaries taken as a whole, to perform their respective obligations under the Loan Documents; or (c) a material adverse effect upon:  (i) the legality, validity, binding effect or enforceability of any Loan Document to which Borrower is a party against either:  (A) Borrower; or (B) the Borrower and its Subsidiaries taken as a whole; or (ii) the rights and remedies of Bank under or in respect of any Loan Document.
“MSCI” means Muriel Siebert & Co., Inc., a Delaware corporation.
“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries or any their respective ERISA Affiliates contributes or is obligated to contribute.
“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, Documents, documents of title, Chattel Paper, and each Borrower’s Books relating to any of the foregoing.
“Net Capital Ratio” means the ratio described in 17 CFR § 240.15c3-1.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by Borrower in respect of any Equity Issuance, Debt Issuance, Disposition or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of Bank) on the related property; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by Borrower in any Equity Issuance, Debt Issuance, Disposition or Involuntary Disposition.
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Term Loans, (b) the Letter of Credit Obligations, (c) all obligations arising under the Foreign Exchange Sublimit (d) all liabilities of any Borrower to Bank or to any affiliate of Bank arising out of or relating to Bank Products, (e) Bank Expenses, (f) Hedging Obligations of Borrower, and (g) all other fees and commissions (including attorneys’ fees and expenses), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by Borrower and its Subsidiaries to Bank or to any parent, affiliate or subsidiary of Bank of every kind, nature and description, direct or indirect, primary or secondary, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether several, joint, or joint and several, and whether or not evidenced by any note, and including any debt, liability or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise, and interest and fees that accrue after the commencement by or against Borrower of any bankruptcy or similar proceeding, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the United States Office of Foreign Assets Control.
“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
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“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates and covered by Title IV of ERISA.
“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.
“Permitted Indebtedness” means:
(a)	Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;
(b)	Hedging Obligations of Borrower in favor of Bank or any Affiliate of Bank;
(c)	Indebtedness existing on the Closing Date and disclosed in the Disclosure Schedules;
(d)	Permitted Insider Debt in an aggregate principal amount not to exceed Eight Million Dollars ($8,000,000);
(e)	fines and other amounts owing to the SEC, FINRA or any other similar Governmental Authority that do not constitute an Event of Default; and
(e)
extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Borrower.

“Permitted Insider Debt” means the Indebtedness arising under (a) that certain Subordinated Loan Agreement dated as of November 30, 2018, pursuant to which a loan to Borrower was made in the original principal amount of $3,000,000, (b) that certain Subordinated Loan Agreement dated as of September 4, 2019, pursuant to a loan to Borrower was made in the original principal amount of $2,000,000, and (c) that certain 4% Promissory Note dated as of December 2, 2019, which evidences a loan to Borrower in the original principal amount of $3,000,000.
“Permitted Investment” means:
(a)	Investments existing on the Closing Date and disclosed in the Disclosure Schedules;
(b)
Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts;

(c)	Investments accepted in connection with Permitted Transfers; and
(d)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business of any Borrower.

“Permitted Liens” means the following:
(a)	Liens or security interests in favor of Bank;

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(b)	Liens set forth in the Disclosure Schedules;
(c)
Liens for taxes, assessments and other government charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which the Borrower has maintained adequate reserves;

(d)	non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business; and
(e)
Liens arising in the ordinary course of business, of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and in favor of other financial institutions arising in connection with Borrower’s’ deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts.

“Permitted Target” means a Person that is engaged in the same or substantially the same line of business that Borrower and its Subsidiaries are engaged in on the Closing Date that Borrower proposes to acquire in connection with a Proposed Acquisition.
“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower of assets of Borrower that do not in the aggregate exceed $500,000 during any fiscal year.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of Borrower, any of its Affiliates or any of their respective ERISA Affiliates.
“Prime Rate” means the variable rate of interest, per annum, set forth in the “Money Rates” section of the Wall Street Journal as the “prime rate,” whether or not such rate is the lowest rate available from Bank.  If Bank determines in its sole discretion at any time that the Prime Rate is no longer available or a representative rate , then Bank may designate a substitute index for the Prime Rate after notifying Borrower.
“Prime Rate Loan” means the portion of any Term Loan that bears interest based on the Prime Rate.
“Proposed Acquisition” means the proposed acquisition by Borrower of either all of the Equity Interests in, or all or substantially all of the assets of, a Permitted Target.
“Regulatory Change” means, with respect to Bank, any change on or after the Closing Date in United States federal, state, or foreign laws or regulations, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of Banks including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Documentation” means the following to be submitted by Borrower to Bank in connection with a request for a Term Loan, all of which shall be in form, substance and detail acceptable to Bank:
(a) a summary description of the Proposed Acquisition and the investment rationale therefor demonstrating, among other things, that the Person subject of the Proposed Acquisition is a Permitted Target and is reasonably determined to be accretive to Borrower’s business and the timing of the closing of the Proposed Acquisition, including without limitation the proposed date on which the requested Term Loan be made;
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(b) a third-party fairness opinion prepared by a Person acceptable to Bank, affirming, among other things, the value of the property being purchased in connection with the Proposed Acquisition;
(c) a financial projection model, including without limitation an opening balance sheet and monthly income statement projection for the first twelve (12) months following the Proposed Acquisition and an annual balance sheet and income statement thereafter; and
(d) a Compliance Certificate demonstrating that as of the date thereof, and after giving effect to the requested Term Loan, no Event of Default exists or would exist under this Agreement, including without limitation, under Section 6.5.
“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D of the Federal Reserve against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of “LIBOR” or (b) any category of extensions of credit or other assets which include advances hereunder.
“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.
“Restricted Payment” means (a) any distribution (including without limitation Permitted Tax Distributions), direct or indirect, on account of any of any Equity Interests of Borrower, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of Borrower, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests of Borrower, now or hereafter outstanding.
“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.
“SOS Reports” means the official reports from the Secretary of State of the Borrower State and from all other applicable federal, state or local government offices identifying all current security interests filed against the Collateral and Liens of record as of the date of such report.
“Subordinated Debt” means Indebtedness incurred by Borrower that is subordinated in writing to the Obligations on terms acceptable to Bank.
“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the board of directors, managers or trustees (or similar governing body) of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” and “Term Loans” have the meanings set forth in the Recitals of this Agreement.
“Term Loan Maturity Date” means the date that four years from the date on which each Term Loan is made pursuant to this Agreement.
“Term Loan Note” means a promissory note substantially in the form of Exhibit F, duly executed and delivered by Borrower to Bank, with appropriate insertions.
“Transfer” has the meaning set forth in Section 7.1.
“UCC” means the California Uniform Commercial Code as amended or supplemented from time to time.
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EXHIBIT B
[intentionally omitted]

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EXHIBIT C
COMPLIANCE CERTIFICATE
TO: EAST WEST BANK
FROM:   SIEBERT FINANCIAL CORP.
The undersigned authorized officer of Siebert Financial Corp., a New York corporation (“Borrower”), pursuant to the Loan and Security Agreement (the “Loan Agreement”) dated as of July 22, 2020 by and between Borrower and East West Bank, a California banking corporation (“Bank”), hereby certifies to Bank that in accordance with the terms and conditions of the Loan Agreement, (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects as of the date hereof except that those representations and warranties referring to another date shall be true and correct in all material respects on that other date.  Attached hereto are the required documents supporting the above certification.  The summary descriptions in the Reporting Covenants below are qualified by, and subject to, the terms of the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenant	Required	Complies

Annual reviewed financial statements and Compliance Certificate	FYE within 120 days	Yes	No
Quarterly balance sheet and income statements (internally prepared), FOCUS Reports and Compliance Certificate	Quarterly within 60 days after each fiscal quarter	Yes	No

Tax Returns	Earlier of 30 days of filing	Yes	No
SEC Filings (other than FOCUS Reports)	Concurrently with filing	Yes	No
Guarantor personal financial and liquidity statements	Year end within 90 days	Yes	No

Financial Covenants	Required/Permitted	Complies
Debt Service Coverage Ratio	1.35:1.00	Yes	No
Effective Tangible Net Worth Net Capital Ratio	$______________[1] Not less than 10% of MSCI’s Indebtedness	Yes Yes	No No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Name:_______________________________________
Verified:         _____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Title: CFO Date: _______________________________________	AUTHORIZED SIGNER

Date _____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

	Compliance Status	Yes	No

1 Insert applicable amount required pursuant to definition of ETNW Requirement in the Loan Agreement.

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